UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                                    May 25, 2017

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005 Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 8.01.	Other Events.

On May 25, 2017, Jill E. Cook, Vice President and Chief Human Resources Officer of Cummins Inc. (the “Company”), entered into a pre-arranged stock trading plan (the “Cook 10b5-1 Plan”) to sell a limited number of her shares of the Company’s Common Stock.  The Cook 10b5-1 Plan allows for the sale of a maximum of 7,000 shares of Common Stock at a specified market price commencing sixty days after adoption of the Cook 10b5-1 Plan and continuing until all 7,000 shares are sold or May 25, 2018, whichever occurs first.  Based on her current ownership of Common Stock, if all of the 7,000 shares of Common Stock subject to the Cook 10b5-1 Plan were sold, Ms. Cook would beneficially own approximately 11,666 shares of Common Stock.

The Plan was designed to comply with the Company’s insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit an officer or director to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer or director is not in possession of material, nonpublic information about the Company.  Ms. Cook will continue to be subject to the Company’s stock ownership guidelines, and the sales contemplated by the Plan will not reduce Ms. Cook’s ownership of Common Stock below the levels required by the guidelines.

All sales of Common Stock under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMMINS INC.

Date:  May 31, 2017                                                                                By:  /s/ Mark J. Sifferlen
Mark J. Sifferlen
Corporate Secretary